UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 12, 2021 (August 10, 2021)

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Forward Share Purchase Agreement with KAF

As previously reported in a Current Report on Form 8-K filed by UpHealth, Inc. (f/k/a GigCapital2, Inc. and referred to herein as the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 4, 2021 (the “Agreement Current Report”), the Company entered into a Forward Share Purchase Agreement, dated as of June 3, 2021 (the “Forward Share Purchase Agreement”), with Kepos Alpha Master Fund L.P., a Cayman Islands limited partnership (“KAF”). The Forward Share Purchase Agreement provides, among other things, that KAF may elect to sell and transfer to the Company, and the Company will purchase from KAF, on September 8, 2021 or, in KAF’s sole discretion, any one calendar month anniversary of that date (the “Closing Date”), up to 1,700,000 shares of the Company’s common stock that are held by KAF (such shares of common stock, the “KAF Shares”) at the closing of the Company’s business combinations with UpHealth Holdings, Inc., a Delaware corporation, and with Cloudbreak Health, LLC, a Delaware limited liability company.

On August 10, 2021, the Company entered into the Amendment to the Forward Share Purchase (the “First Amendment”). The First Amendment provides that the per share price at which KAF has the right to sell the KAF Shares to the Company is (a) $10.30225 per KAF Share, plus (b) in the event that the Closing Date occurs after September 8, 2021, $0.0846 per KAF Share for each month (prorated for a partial month) following September 8, 2021. The First Amendment further provides that KAF irrevocably commits to defer the Closing Date to no earlier than January 9, 2022, provided that if (x) the Company issues any new securities, whether an existing or new class, or (y) an event occurs having a material adverse effect on the Company’s management or operations, KAF shall have the right to designate a Closing Date following such issuance or occurrence upon three business days’ notice to the Company.

The foregoing description is only a summary of the First Amendment, and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The First Amendment is included as an exhibit to this Current Report in order to provide investors and security holders with material information regarding its terms. The First Amendment is not intended to provide any other factual information about or the Company or KAF.

Item 2.02	Results of Operations and Financial Condition.

On August 12, 2021, the Company issued a press release announcing its financial results for the quarter ended June 30, 2021. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure

The Company will host a conference call to discuss its second quarter 2021 financial results on August 12, 2021, at 5:00 p.m. Eastern time.

The information contained in, or incorporated into, this Item 7.01 of this Current Report, is furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings.

This Current Report shall not be deemed an admission as to the materiality of any information in this Current Report that is being disclosed pursuant to Regulation FD.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Item

10.1	Amendment to Forward Share Purchase Agreement dated August 10, 2021, by and between UpHealth, Inc. and Kepos Alpha Master Fund L.P.

99.1	Press Release, dated August 12, 2021, reporting financial results for the quarter ended June 30, 2021 (furnished only)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2021

By:	/s/ Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer